Exhibit 99.1
Highland Distressed Opportunities, Inc. January 31, 2008 NYSE Symbol — HCD CUSIP — 430067108 Investment Objective The investment objective of Highland Distressed Opportunities, Inc. (the “Company”) is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure. Top Holdings* Portfolio Allocation* Broadcasting Company 9.7% Senior Unsecured 7.8% Trade Claim 0.3% Housing Company 5.6% Gaming/Leisure Company 4..9% Real Estate Company 4.7% 1st Lien 39.7% Transportation Company 4.2% Senior Subordinated 30.4% Distributions (Declared or Paid) 2nd Quarter 2007, paid June 30, 2007 $0.2625 3rd Quarter 2007, paid September 28, 2007 $0.2625 4th Quarter 2007, paid December 31, 2007 $0.2625 Equity 10.1% 2nd Lien 11.7% Industry Breakdown* Aerospace 3.1% Wireless Communications Cable 1.6% 0.4% Broadcasting Healthcare 10.2% 9.8% Consumer Non-Durables Transportation 1.5% 6.7% Consumer Products 2.5% Telecommunications Diversified Media 2.1% 2.8% Energy Housing 9.6% 13.4% Financial Retail 5.0% 0.9% Food and Drug Metals/Minerals 0.8% 3.8% Food/Tabacco Media/Telecommunications 1.8% 2.2% Forest Products/Containers Manufacturing 0.3% 0.7% Gaming/Leisure Utility 10.8% Information Technology Services 3.6% 2.5% 3.9% *Percentage of investments. Not including cash. As of January 31, 2008. The information herein has been prepared by the Investment Adviser, is based upon un-audited information, and has not been independently audited or verified. This summary is for informational purposes only and is subject to change. Investment Risks Before you invest in the Shares of the Company, you should be aware of various risks, including those described in the prospectus. You should carefully consider these risks, together with all of the other information included in the prospectus, before you decide whether to make an investment in the Shares. The risks set out in the prospectus are not the only risks we face. If any of the events listed in the prospectus occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of the Shares could decline, and you may lose all or part of your investment. Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements. Investment Adviser Highland Distressed Opportunities, Inc. is managed by Highland Capital Management, L.P. (”Highland” or the “Investment Adviser”). Founded in 1993, Highland is an SEC-registered investment adviser that specializes in credit and alternative investment strategies. Highland, together with Highland Capital Management Europe, Ltd., had over $39 billion in assets under management, as of December 31, 2007. Highland employs a fundamental, bottom-up investment approach that is enhanced by its industry-focused structure. This approach enables its professionals to focus on individual issues and is further improved by a fund-specific, top-down analysis performed at the senior portfolio management level. In finding opportunities, Highland utilizes its investment staff of over 130 investment professionals who actively monitor approximately 1,100 companies as of December 31, 2007. Our investment process is driven by a team-management approach, utilizing industry specialization. Portfolio Managers Patrick Daugherty, Portfolio Manager Over 15 years of experience Partner of Highland Capital Management, L.P. BBA in Finance, University of Texas & JD, University of Houston James Dondero, Portfolio Manager Over 20 years of experience Co-Founder & President of Highland Capital Management, L.P. CFA, CPA, CMA BS in Commerce with concentrations in Accounting and Finance, University of Virginia Company Facts Initial Public Offering (”IPO”) 2/27/2007 Structure Business Development Company Portfolio Characteristics Number of Issuers 62 Number of Facilities 87 Gross Yield 8.1% Weighted Average Cost (Debt Investments) 88.2% Asset Coverage 237.8% Common Shares Outstanding 17,716,771 Market Price (NYSE: HCD) $9.01 Not FDIC May Lose Value Insured No Bank Guarantee www.HighlandHCD.com